Exhibit 10.4

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made as of the      day of                 , 201   by and between CANTEL MEDICAL CORP. , a Delaware corporation with principal offices located at 150 Clove Road, Little Falls, New Jersey 07424 (the “Company”), and                                    (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Optionee is, on the date hereof, an employee of the Company or of a Subsidiary or a non-employee Director of the Company; and

WHEREAS, the Company wishes to grant to Optionee an option to purchase shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company or the Committee under the Plan has authorized the grant of a stock option to the Optionee;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, pursuant to the Plan, hereby grants the Optionee the option to acquire shares of the Common Stock of the Company upon the following terms and conditions:

1.                                      GRANT OF OPTION.

(a)                                  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to              shares of Common Stock, par value $.10 per share, of the Company (the “Shares”), to be issued upon the exercise hereof, fully paid and non-assessable, during the following periods (subject to Section 1(d) and Section 4 below):

(i)                                    No Shares may be purchased prior to the first anniversary of the date hereof;

(ii)                                Up to            Shares may be purchased on or after the first anniversary of the date hereof;

(iii)                            Up to an additional            Shares may be purchased on or after the second anniversary of the date hereof; and

(iv)                               Up to an additional            Shares may be purchased on or after the third anniversary of the date hereof.

(b)                                  The Option granted hereby shall expire and terminate at 5:00 p.m. local time in New York, New York on the fifth anniversary of the date hereof (the “Expiration Date”) at which time the Optionee shall have no further right to purchase any Shares not then purchased.

(c)                                  The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

(d)                                  The vesting schedule under Section 1(a) above shall be subject to the terms of any employment agreement, severance agreement or similar agreement between the Optionee and the Company (or a Subsidiary of the Company) and any long term incentive plan of the Company that covers the vesting of Options.

2.                                      EXERCISE PRICE.  The exercise price of the Option shall be $     per Share, and shall be payable (i) in cash by wire transfer or personal, certified or bank check); or (ii) by the transfer to the Company of whole Shares that are already owned by the Optionee with a Fair Market Value (determined under the Plan) equal to the exercise price of the Shares issuable upon exercise of the Option (or partly in cash and partly in such Shares); provided, however, that the Company shall not be required to deliver (or make available) Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the exercise price thereof as well as any required tax withholding obligation.  In addition to the foregoing, payment of the exercise price may be made by delivery to the Company by the Optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares covered by the Option and deliver the sale or margin loan proceeds directly to the Company (sufficient to pay the exercise price and required tax withholding obligation).  In addition, at the request of the Optionee as set forth on his or her executed exercise form, the Company is authorized to settle all or part of any Option by delivering to the Optionee Shares having a Fair Market Value (determined under the Plan) equal to the product of the excess of the Fair Market Value (determined under the Plan) of one Share, over the Option exercise price, multiplied by the number of Shares with respect to which the Optionee proposes to exercise the Option.  The Company shall pay all original issue or transfer taxes on the exercise of the Option.

3.                                      EXERCISE OF OPTION.  The Optionee shall notify the Company by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which he desires to purchase under the Option, which notice shall be accompanied by payment of the Option exercise price therefor as specified in Paragraph 2 above.  As soon as practicable after the receipt of such notice, the Company shall, at its principal office or another mutually convenient location, tender to the Optionee certificates issued in the Optionee’s name evidencing the Shares purchased by the Optionee hereunder or otherwise cause its transfer agent to deliver for the account of the Optionee (or his or her permitted transferee) the number of Shares acquired upon the exercise.

4.                                      CONDITIONS OF EXERCISE.

(a)                                  The Optionee shall have the right to exercise the Option only while he is an employee of the Company or any of its Subsidiaries or, in the case of a non-employee Director, while he is serving on the Board, except that if the Optionee’s service shall be terminated for any reason other than his death, Disability, Retirement or for “Cause,” the Option may be exercised at any time within three (3) months after the date of termination but only to the extent that it was exercisable on such date of termination and in no event after the Expiration Date.

(b)                                  If the Optionee’s employment with the Company or any of its Subsidiaries or his service as a non-employee Director is terminated as a result of his Retirement or death while in the employ or service of the Company or any of its Subsidiaries, the Option will become fully exercisable as of the date of such termination.  In the case of Retirement, the Option will continue to be exercisable in accordance with its terms for the Option term.  In the case of the Optionee’s death, the Option may be exercised by the Optionee’s executor, administrator or other person at the time entitled by law to his rights under the Option, at any time within twelve (12) months after the date of such termination, but in no event after the Expiration Date.

(c)                                  If the Optionee’s employment with the Company or any of its Subsidiaries or his service as a non-employee Director is terminated as a result of his Disability, any tranche(s) underlying the Option that would have vested during the twelve (12) month period following the service termination date but for the cessation of the Optionee’s service with the Company or Subsidiary shall become immediately vested and exercisable as of the date of such termination, and the vested portion of the Option may be exercised by the Optionee at any time within twelve (12) months after the date of termination of the Optionee’s service, but in no event after the Expiration Date.

(d)                                  The Optionee shall also be entitled to certain accelerated vesting in connection with a termination of his employment or service following a Change in Control to the extent permitted by Section 10 of the Plan.

(e)                                  The foregoing provisions shall be subject to the terms of the Plan and any other Benefit Plan that covers the Optionee to the extent such Benefit Plan provides for accelerated vesting of Options.

5.                                      GENERAL PROVISIONS.

(a)                                  Employment Or Other Relationship.  This Agreement shall not confer on the Optionee any right with respect to the continuance of employment or any other relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate such employment or relationship.

(b)                                  Withholding Taxes.  To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all federal and state payroll, income or other taxes required to be withheld by the Company with respect to any exercise of the Option hereunder (the “Required Withholdings”) are so withheld. If the Company is unable to withhold the same, the Optionee hereby agrees to pay (i) the Required Withholdings to the Company promptly upon demand therefor, and (ii) that in the event he fails to do so, the Company may unilaterally transfer into its own name from any Shares subject to the Option being exercised, the number of shares having a Fair Market Value equal to the amount of the Required Withholdings.

(c)                                  2006 Equity Incentive Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Optionee and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this Award and, subject only to clause (d) below (Construction), in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(d)                                  Construction.  If the Option was granted to the Participant under the Company’s Long Term Incentive Plan or another Benefit Plan of the Company or is otherwise expressly subject to a Benefit Plan of the Company which covers the Participant, such as an employment or severance agreement, the Option shall also be subject to the terms of such Benefit Plan.  This Agreement, the Plan and the Benefit Plans shall be construed in a consistent manner.  In the event of conflict between the terms and conditions of this Agreement, the Plan and any of the Benefit Plans, the order of precedence shall be as follows: (i) any Benefit Plan that constitutes an employment or severance agreement; (ii) any Benefit Plan that constitutes a long term incentive plan or other plan which covers equity awards issued under the Plan; (iii) the Plan; and (iv) this Agreement.

(e)                                  Non-Assignability Of Options.  The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in Paragraph 4(b) hereof, the Option may be exercised only by the Optionee.

(f)                                    Securities Laws.  By accepting the Option, the Optionee agrees for himself, his heirs and legatees not to sell or otherwise transfer any and all Shares purchased upon the exercise thereof except in compliance with the applicable provisions of the Securities Act of 1933, as amended from time to time (the “Act”) and any other applicable legal requirements.  Further, the Optionee agrees that if the Optionee’s sale of the Shares is at any time not covered by an effective registration statement under the Act (it being agreed that the Company will use its commercially reasonable best efforts to cause a registration statement (so long as such registration statement may be filed on Form S-8 or any substantially similar successor form) to be in effect during any period in which the same may be required in order to permit the Optionee to sell the Shares in the public market), the Company may require the Optionee to make such representations and agreements and furnish such information, and the Company may take such additional actions, in each case, as the Company may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Act and any other applicable legal requirements, including but not limited to the placing of a “stop transfer” order with respect to such Shares with its transfer agent or the placing of an appropriate restrictive legend on the certificate(s) evidencing such Shares in substantially the following form:

“The sale of the securities represented by this certificate has not been registered under the Securities Act of 1933, and may not be sold or transferred in the absence of an effective Registration Statement covering such sale or transfer under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend.”

(g)                                 No Rights As Shareholders.  The Optionee shall have no rights as a shareholder in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

(h)                                 Shares Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(i)                                    Restriction On Issuance Of Shares.  If at any time the Company shall reasonably determine that the listing, registration or qualification of the Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, are necessary or desirable in connection with the issuance or purchase of the Shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Optionee shall have no rights against the Company if the Option is not exercisable by virtue of the foregoing provision.

(j)                                    Binding Effect.  This Agreement shall bind and inure to the benefit of the parties and their permitted successors and assigns.

(k)                                Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

(l)                                    Counterparts.  This Agreement may be executed in duplicate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same instrument. Either party may execute this Agreement by facsimile or electronic signature.

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CANTEL MEDICAL CORP.

By:
Its:

Optionee